UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

infoGROUP Inc.

(Name of Registrant as Specified In Its Charter)

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5711 South 86th Circle Omaha, NE 68127 Phone 402.596.4500 Fax 402.593.4574 www.infogroup.com
FOR IMMEDIATE RELEASE
June 3, 2010
Contacts:
Lisa Olson
Senior Vice President – Corporate Relations
Phone: (402) 593-4541
E-mail: lisa.olson@infogroup.com
Matthew Sherman/ Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Alan Miller / Jennifer Shotwell / Larry Miller
Innisfree M&A Incorporated
(212) 750-5833
Infogroup Sends Letter to Stockholders
Urges Stockholders to Vote FOR the Adoption of the Merger Agreement with CCMP at Upcoming Special Meeting
(OMAHA, NE) — Infogroup (NASDAQ: IUSA) (“Infogroup” or the “Company”) today sent the following letter to stockholders recommending that they vote FOR the adoption of the merger agreement with CCMP Capital Advisors, LLC (“CCMP”) at the Company’s upcoming Special Meeting of Stockholders to be held on June 29, 2010:
June 3, 2010
Dear Fellow Stockholder:
You should have recently received proxy materials recommending that you vote FOR the proposed merger between Infogroup Inc. (“Infogroup” or the “Company”) and affiliates of CCMP Capital Advisors, LLC (“CCMP”) at the Special Meeting of Stockholders scheduled for June 29, 2010. Infogroup stockholders of record as of the close of business on May 27, 2010 will be entitled to vote at the Special Meeting. As detailed in the materials, your Board of Directors, acting upon the unanimous recommendation of the independent M&A Committee, unanimously concluded that CCMP’s $8.00 per share cash offer is in the best interests of the Company and its stockholders. We urge you to vote “FOR” the proposed merger on the enclosed proxy card today.
$8.00 PER SHARE IN CASH REPRESENTS FULL, FAIR AND IMMEDIATE VALUE,
AND A PREMIUM TO INFOGROUP’S HISTORICAL STOCK PRICES
In making its recommendation, your Board took into account Infogroup’s current and historical stock prices, the Fairness Opinion submitted by its financial advisor, which included a public and non-public review of the financial performance of the business, and the fact that the price of $8.00 per share represents a significant premium to historical prices.
CCMP’s offer of $8.00 per share in cash represents a premium of approximately 22% to Infogroup’s $6.56 per share price at the close of market on October 30, 2009, the last trading day prior to press reports regarding a potential acquisition. Other than following such press reports, at no time in the past two years has Infogroup’s common stock price equaled or exceeded $8.00 per share. The proposed CCMP transaction provides stockholders with certain, full, fair and immediate value.

THE INDEPENDENT M&A COMMITTEE OF YOUR BOARD CONDUCTED A THOROUGH SALE
PROCESS FOLLOWING A COMPREHENSIVE REVIEW OF
STRATEGIC ALTERNATIVES AND UNANIMOUSLY CONCLUDED THAT A SALE OF THE
COMPANY IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS
In connection with the comprehensive process to review strategic alternatives it commenced more than 16 months ago, the Infogroup Board of Directors established an independent M&A Committee. All members of the M&A Committee joined the Board after the stockholder litigation that resulted in Vinod Gutpa stepping down from his position as the Company’s CEO in 2008. The Board’s decision to establish the M&A Committee was one of several steps designed to minimize the disruptive impact that Mr. Gupta’s actions might have on the process for evaluating strategic alternatives. The independent M&A Committee and Board are committed to maximizing value for all stockholders.
The M&A Committee, together with its financial and legal advisors, considered a wide range of alternatives to maximize stockholder value including, among others: a strategic merger or business combination, a restructuring of its businesses to enhance its focus on digital technologies, divestiture of non-core and underperforming assets and continuing as an independent company. The Board pursued a sale process only after an extensive analysis of alternatives.
NO OTHER COMPETITIVE BIDDER EMERGED DURING EXTENSIVE AND
THOROUGH SALE AND GO-SHOP PROCESSES
The M&A Committee carefully managed the sale process and maximized the competitive dynamics of the process to obtain the highest price available.

As part of the sale process, Infogroup engaged with more than 50 potential strategic and financial buyers, which resulted in 11 preliminary proposals and only two final proposals to acquire the Company. The Infogroup Board, with input from its advisors, determined that CCMP’s $8.00 per share cash proposal was superior to the alternative proposal in terms of price and certainty of closing and unanimously recommended in favor of the CCMP transaction.
Additionally, to ensure maximum value would be delivered to Infogroup stockholders, the M&A Committee negotiated a “go-shop” provision with CCMP that allowed the Company to actively solicit superior offers for a period of 21 days following the announcement of the definitive merger agreement with CCMP. The Company conducted a thorough go-shop process, which included contacting the ten parties other than CCMP that had submitted preliminary proposals during the sale process. No competing offers were submitted during the go-shop period, clearly demonstrating the unwillingness of other parties to exceed CCMP’s valuation.
CCMP’S IMMEDIATE, CERTAIN CASH OFFER AVOIDS SUBSTANTIAL OPERATIONAL, MANAGERIAL AND FINANCIAL RISK
Your Board believes that the proposed transaction with CCMP removes substantial operational and financial risk that would be present if the Company were to continue as a standalone, public entity. In contrast, CCMP’s fully financed, all-cash $8.00 per share offer provides stockholders with certain value today that we do not believe would be realized under a range of future, standalone scenarios.
Your Board based its determination on a number of factors, including, among others:
•	the Company’s financial performance during the past two years, including declining revenue, fiscal period-to-fiscal period;

•	the risk that additional cost savings may be increasingly difficult to achieve and without revenue growth, such reductions are the only avenue available for continued earnings growth;

•	Infogroup’s February year-to-date 2010 financial underperformance relative to the Company’s budget, including the year-over-year revenue decline and budget shortfall of the Company’s primary growth engine of its digital data solutions strategy;

•	the demonstrated historic inability of the Company to meet its budget;

•	the increased level of competition and reduced barriers to entry; and

•	the significant execution risks associated with necessary and significant operating unit and product development consolidation, information technology investments and implementation to keep pace with the market, and management changes at multiple levels, including the risk that the Company might not be successful in recruiting qualified employees.
YOUR VOTE IS IMPORTANT –
PLEASE VOTE “FOR” THE PROPOSED MERGER TODAY
Failing to vote has the same effect as a vote against the transaction. Therefore, your vote is extremely important, no matter how many or how few shares you own. Please take a moment to vote “FOR” today—by telephone, by Internet or by signing and returning the enclosed proxy card in the postage-paid envelope provided.
Thank you for your support.
On Behalf of the Board of Directors,
/s/ Gary Morin
Gary Morin
Chairman of the M&A Committee

If you have questions or require assistance voting your shares, please contact the Company’s proxy solicitor:
INNISFREE M&A INCORPORATED
Toll-free at (877) 456-3510
About Infogroup
infoGROUP, Inc. (NASDAQ: IUSA) is the leading provider of data and interactive resources that enables targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems. Infogroup’s headquarters are located at 5711 South 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.Infogroup.com.
Additional Information
In connection with the Merger, infoGROUP has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC. STOCKHOLDERS OF infoGROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents in the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 800 SEC 0330 for further information on the public reference room. Copies of the definitive proxy statement and other documents infoGROUP files with the SEC may also be obtained by mail, upon payment of the SEC’s customary fees, by writing to the SEC’s principal office at 100 F Street, NE, Washington D.C. 20549. Our SEC filings, including the definitive proxy statement, are also available to the public, free of charge, at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents infoGROUP files with the SEC by going to the “Financial Information” subsection of our “Investors Relations” section of our website at http://ir.infogroup.com/sec.cfm. Our website address is provided as an inactive textual reference only. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of infoGROUP in connection with the transaction, and their interests in the solicitation, is set forth in the definitive proxy statement that was filed by infoGROUP with the SEC on May 28, 2010.
Forward-Looking Statements
Except for historical information contained herein, statements contained in this document may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby. Forward-looking statements include statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” or other similar words or phrases. Statements also include statements pertaining to: the future of the operating environment in the Company’s industry, the implications of current financial performance on future results and the ability of the Company to meet its future forecasts. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this document or elsewhere. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of CCMP to obtain the necessary debt or equity financing;

•	the failure of the Merger to close for any other reason;

•	that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the effect of the announcement of the Merger on our customer relationships, operating results and business generally;

•	the ability to recognize the benefits of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;
and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10 Q and 10 K. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this document represent our views as of the date hereof, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.